SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                        FORM 8-K


                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)
                     October 27, 1999



                    LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)



Delaware                0-27610          11-2882328
(State or other        (Commission    (IRS Employer
jurisdiction            File No.)     Identification Number)
of incorporation)


      7840 Montgomery Road, Cincinnati, Ohio         45236
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                             N/A

(Former name or former address, if changed since last report)


Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing its successful launch of "value-priced" LasikPlus.


Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated October 27, 1999


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 LCA-VISION INC.



Date: October 28, 1999
                                    -----------------------------
                                       Larry P. Rapp,
                                       Chief Financial Officer

COMPANY CONTACTS              INVESTOR RELATIONS CONTACTS
LCA-Vision Inc.               Lippert/Heilshorn & Associates, Inc.
Stephen N. Joffe, Chairman &  Bruce Voss (Bruce@lhai.com)
CEO                           (310) 575-4848
Larry Rapp, VP-Finance & CFO  Ruth Abeshaus (Ruth@lhai.com)
(513) 792-9292                (212) 838-3777
                              Media Contact
                              Elissa Grabowski (Elissa@lhai.com)
                              (212) 838-3777


FOR IMMEDIATE RELEASE

     LCA-VISION SUCCESSFULLY LAUNCHES "VALUE-PRICED" LASIKPLUS
     Company Expects Full-Year 2000 Pre-Tax EPS of $0.40-$0.50

CINCINNATI (October 27, 1999) - LCA-Vision Inc. (NASDAQ NM: LCAV), a leading U.S.-based provider of laser vision correction services, today announced that the Company has demonstrated strong growth in its value-priced LasikPlus centers, bringing LASIK surgery to a larger customer base by lowering the affordability bar while maintaining the highest standards of care. LCA-Vision owns and operates 22 centers, of which the Baltimore and Annapolis, Maryland, Minneapolis, Minnesota, Columbus, Ohio and California centers have adopted LasikPlus. The Company plans to convert additional centers to the LasikPlus model before year-end.

"Based on our research, offering pricing of $2,995 for both eyes -
- which is significantly less (40%) than the customary $4,500- $5,000 -- has grown the number of procedures substantially. Our LasikPlus centers have booked more appointments in their first weeks of operations than they have in previous months," stated Stephen Joffe, chairman and chief executive officer of LCA-Vision. "While the benefits to the patient are obvious, so are the benefits to LCA-Vision. We realize there are costs associated with jumpstarting LasikPlus, but the positive impact on next year's financial results will be tremendous as the Company increases profitability while maintaining per procedure net revenue. This is a short-term tradeoff between slight sacrifices in profitability and gaining market leadership in the future."

For the third quarter ended September 30, 1999, the Baltimore and Annapolis offices, which only began operations as LasikPlus three weeks into the quarter, performed 1,629 procedures, compared with 1,178 during the second quarter, an increase of 38%. This represents an increase of 152% on a same center basis compared with the 1998 third quarter. Baltimore and Annapolis continue to generate dramatic increases in incoming call volume at a rate of 3,700 calls achieving 3,000 scheduled appointments and high surgery conversion rates, all while maintaining the excellent clinical results and patient satisfaction found in the open-access LCA-Vision centers. In October of this year, the Company expanded LasikPlus to its California markets, where same center growth has exceeded the Company's most aggressive expectations.

"With our new LasikPlus centers, we are experiencing a larger percentage of younger patients having surgery. In addition, the length of time taken by prospective patients to have laser vision correction surgery has shortened. As we expected, we are broadening the market to include consumers with less disposable income." stated Joe Dzialo, executive vice president of LCA-Vision.

While marketing expenditures are expected to continue to increase for the next two quarters due to the expansion of the LasikPlus business model, the Company expects these expenditures hereafter to level off. An anticipated doubling of procedure growth next year is projected to generate full-year 2000 earnings per share of $0.40-$0.50 (pre-tax).

LCA-Vision operates laser vision correction centers in the U.S., Canada and Europe, which are supported by a network of over 2,200 ophthalmologists and optometrists.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.